UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2012

XUNNA INFORMATION TECHNOLOGY INC
(Name of Small Business Issuer in its charter)

NEVADA	7373	45-0963567
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer ID No.)

2 Fufeng Rd
Xinghuo Sci-Tech Building, Floor 26
Fengtai District, Beijing, PRC
Tel: 011 86 10 63710499
Xunna@xunna.com
(Address and telephone number of principal executive offices)
(Name, address and telephone number of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 15a-12 under the Exchange Act (17 CFR 240.15a-12)

☐  Pre-commencement communications pursuant to Rule 15d-2(b) under the Exchange Act (17 CFR 240.15d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of DireElection of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The company has elected Mr. Jiaxing Fu as Chairman to the board of directors.

The company has elected Lifan Zhang as CFO of the company.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Xunna Information Technology Inc.

Date: August 27, 2012

By:	/s/ Xiangying Meng
Xiangying Meng
President